As filed with the Securities and Exchange Commission on February 19, 2016

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GREAT BASIN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	3841	83-0361454
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2441 South 3850 West

Salt Lake City, UT 84120

(801) 990-1055

(Address and telephone number of registrant’s principal executive offices)

Ryan Ashton

Chief Executive Officer

Great Basin Scientific, Inc.

2441 South 3850 West

Salt Lake City, UT 84120

(801) 990-1055

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Marx Jason Brenkert Dorsey & Whitney LLP 136 South Main Street, Suite 1000 Salt Lake City, Utah 84101-1685 (801) 933-7363	John D. Hogoboom Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 (212) 262-6700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    333-207761

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

The registrant is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended. This registration statement complies with the requirements that apply to an issuer that is an emerging growth company.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, each consisting of one share of common stock, par value $0.0001 per share, and 1.5 Series E Warrants with each whole Series E Warrant to purchase one share of common stock	$271,250	$27.31
Common stock underlying the Units (2)(3)
Series E Warrants to purchase common stock, underlying the Units (3)(4)
Total	$271,250	$27.31(5)

(1)	This amount represents the proposed maximum offering price of the securities reregistered hereunder that may be sold by the registrant. Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 416 under the Securities Act, the shares of common stock registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.
(3)	Included in the registration fee paid for the Units pursuant to Rule 457(o) and Rule 457(g).
(4)	The Registrant is not registering hereunder the shares of common stock issuable upon exercise of the Series E Warrants.
(5)	The Registrant previously registered $6,000,750 of aggregate offering price in connection with its Registration Statement (the “Initial Registration Statement”) on Form S-1 (333-207761) which went effective on February 16, 2016. The Registrant previously paid a registration fee of $1,616 in relation to its filing of its Initial Registration Statement. The Registrant also paid a remaining registration fee of $1,077.49 in relation to its filing of Amendment No. 1 to its Initial Registration Statement on Form S-1 (333-207761). All registration fees have been previously paid.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This registration statement is being filed pursuant to Rules 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and an opinion of counsel regarding the legality of the securities being registered and a related consent and the consent of the Company’s independent registered public accounting firm. This registration statement relates to our registration statement on Form S-1 (File No 333-207761), as amended, and including the exhibits and power of attorney thereto (the “Initial Registration Statement”), initially filed by the Company on November 3, 2015 and declared effective by the Securities and Exchange Commission on February 16, 2016. We are filing this registration statement for the sole purpose increasing the proposed maximum offering price of Units offered by us by $271,250 under Rule 462(b). Pursuant to Rules 462(b), the contents of the Initial Registration Statement, including the exhibits thereto, are incorporated by reference into this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Salt Lake City, State of Utah, on the February 19, 2016.

GREAT BASIN SCIENTIFIC, INC.

By:	/s/ Ryan Ashton
Ryan Ashton
President, Chief Executive Officer, and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Ryan Ashton Ryan Ashton	President, Chief Executive Officer and Director (Principal Executive Officer)	February 19, 2016

/s/ Jeffrey A. Rona Jeffrey A. Rona	Chief Financial Officer (Principal Financial and Accounting Officer)	February 19, 2016

/s/ David Spafford David Spafford	Director and Executive Chairman	February 19, 2016

/s/ Kirk Calhoun Kirk Calhoun	Director	February 19, 2016

/s/ Ronald K. Labrum Ronald K. Labrum	Director	February 19, 2016

/s/ Sam Chawla Sam Chawla	Director	February 19, 2016

II-1

EXHIBIT INDEX

Exhibit No.	Description

5.1*	Legal Opinion of Dorsey & Whitney LLP

23.1	Consent of Mantyla McReynolds LLC, independent registered public accounting firm

23.2*	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (included on signature page)

*	Previously filed as an exhibit to the Registrant’s Registration Statement on Form POS EX (File No. 333-207761) filed with the SEC on February 19, 2016, and incorporated herein by reference.
**	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-207761) filed with the SEC on November 3, 2015, and incorporated herein by reference.